Exhibit 10.43

November 16, 2009

Lynn Greenstein

Lynn,

Congratulations on your new position as President, Nationwide Bank, reporting to me. I am looking forward to working with you in this new capacity.

Details of your new role and compensation package are outlined below.

Executive Grade

You will remain a grade 12 Senior Vice President.

Base Salary

Your annual base salary will remain at $294,200.

Annual Incentive

You will continue to participate in Performance Incentive Plan (PIP) at your current target rate of 60%, based on a combination of business unit and individual performance.

Long-Term Incentive

You will retain 2009 long-term incentive (LTI) award at a target of $263,200. All long-term awards are reviewed annually and you will receive a new award in 2010.

All executive grades and variable rewards plans are subject to approval by the Board of Directors and are reviewed on an annual basis.

Please feel free to contact me if you have any questions.

Larry Hilsheimer

President and COO, Direct and Customer Solutions

/s/ Lynn Greenstein
Lynn Greenstein	(Date)

CC:	Nick Muntean, VP Human Resources